UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): April 16, 2026

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 16, 2026, American Centrifuge Operating, LLC, a Delaware limited liability company (“ACO”) and a wholly owned subsidiary of Centrus Energy Corp. (the “Company”), entered into a contract (the “Construction Contract”) with Geiger Brothers, Inc. (the “Contractor”), for the performance of construction activities associated with the Company’s previously announced multi-billion dollar expansion of its uranium enrichment facility in Piketon, Ohio (the “Project”).

Under the Construction Contract, Contractor will serve as the primary construction contractor for the Project, and will plan, manage, coordinate and support (a) refurbishment of the existing facilities, (b) installation of equipment and (c) construction of new infrastructure. Contractor may also perform procurement services as required. The period of performance under the Construction Contract extends through January 30, 2031.

The Construction Contract provides for a time and materials pricing structure consisting of agreed labor rates for personnel performing the work, including to-be-agreed markup rates for procurement, equipment rental, and subcontracts. The Construction Contract establishes the program-level scope of work that the Contractor will perform and contemplates that as the Project advances in the ordinary course, the Company and the Contractor will jointly develop more detailed scopes through future task releases, provided that the aggregate amount payable under the Construction Contract is capped at $900 million. Accordingly, the total price paid to the Contractor by the Company will depend on the more detailed scope of the services authorized by the Company, in accordance with the terms of the Construction Contract.

The Construction Contract includes customary types of provisions for projects of this nature, including:
•warranties with respect to workmanship and materials;
•the ability to implement scope modifications via change orders;
•indemnification obligations;
•ACO termination rights for cause and for convenience;
•bonding and insurance requirements; and
•requirements to comply with applicable laws and safety standards.

The foregoing description of the Construction Contract does not purport to be complete and is qualified in its entirety by reference to the Construction Contract, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	April 20, 2026	By:	/s/ Todd M. Tinelli
Todd M. Tinelli
Senior Vice President, Chief Financial Officer, and Treasurer